Exhibit 5.1

November 19, 2013

Spectra Energy Partners, LP

5400 Westheimer Court

Houston, Texas 77056

Ladies and Gentlemen:

We have acted as counsel to Spectra Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), in connection with (i) the offer and sale by the Partnership of common units representing limited partner interests in the Partnership having an aggregate offering price of up to $400,000,000 (the “Offered Units”) pursuant to an Equity Distribution Agreement, dated November 19, 2013 (the “Equity Distribution Agreement”), by and among the Partnership, Spectra Energy Partners (DE) GP, LP and Spectra Energy Partners GP, LLC and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC (the “Managers”) and (ii) the filing of the Registration Statement on Form S-3 (Registration No. 333-189066) (the “Registration Statement”) and the prospectus included therein (the “Base Prospectus”) by the Partnership under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”), pursuant to which the offering and sale of the Offered Units are registered. On November 19, 2013, the Partnership filed with the SEC the Base Prospectus and a prospectus supplement dated November 19, 2013 (the “Prospectus Supplement”) pursuant to Rule 424(b) promulgated under the Act.

In rendering the opinions set forth below, we have examined (i) the Registration Statement; (ii) the Base Prospectus; (iii) the Prospectus Supplement; (iv) the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of July 2, 2007, as amended; (v) the Equity Distribution Agreement; (vi) resolutions of the Board of Directors of GP LLC adopted on May 2, 2013, May 31, 2013 and August 29, 2013; and (vii) such other certificates, statutes and other instruments and documents as we consider appropriate for purposes of the opinions hereafter expressed.

In connection with this opinion, we have assumed that all Offered Units will be issued and sold in compliance in the manner stated in the Registration Statement and the applicable Prospectus.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that when the Offered Units have been issued and delivered in accordance with the terms of the Equity Distribution Agreement, then the Offered Units will be validly issued, fully paid and non-assessable, except as described in the Prospectus Supplement and the Base Prospectus.

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Shanghai Tokyo Washington	First City Tower, 1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

November 19, 2013 Page 2

The opinions expressed herein are qualified in the following respects:

A. We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

B. This opinion is limited in all respects to the federal laws of the United States, the Delaware Revised Uniform Limited Partnership Act and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware and of the United States. We are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Current Report on Form 8-K of the Partnership dated on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus Supplement and the Base Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.